   As filed with the Securities and Exchange Commission on April __, 1998
                                                   Registration No. 333-______
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                --------------

                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             WAL-MART STORES, INC.
            (Exact name of registrant as specified in its charter)


            DELAWARE                                      71-0415188
 -------------------------------                      ------------------
 (State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                       Identification No.)


                            702 S.W. Eighth Street
                          Bentonville, Arkansas 72716
                                (501) 273-4000
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                                --------------

                               ROBERT K. RHOADS
                             Wal-Mart Stores, Inc.
                            702 S.W. Eighth Street
                          Bentonville, Arkansas 72716
                                (501) 273-4000
                     (Name, address, and telephone number,
                  including area code, of agent for service)

                                --------------
                                  COPIES TO:
                               DUDLEY W. MURREY
                             Hughes & Luce, L.L.P.
                         1717 Main Street, Suite 2800
                             Dallas, Texas  75201
                                (214)  939-5500

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC:  FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION
STATEMENT.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]


                        CALCULATION OF REGISTRATION FEE
=============================================================================================================
 TITLE OF EACH CLASS        AMOUNT          PROPOSED MAXIMUM      PROPOSED MAXIMUM        AMOUNT OF
    OF SECURITIES           TO BE            OFFERING PRICE          AGGREGATE           REGISTRATION
  TO BE REGISTERED       REGISTERED/1/         PER SHARE/1/       OFFERING PRICE/2/          FEE
-------------------------------------------------------------------------------------------------------------
Debt Securities           $750,000,000            100%               $750,000,000             $258,620.69
=============================================================================================================

(1) Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement contains a combined prospectus that relates in part to $250,000,000 of debt securities of the Registrant being carried forward from and that were registered pursuant to the Registrant's Registration Statement on Form S-3, Registration No. 33-53125. The amount of the filing fee associated with those Debt Securities and that was paid with that registration statement was $86,206.90.
(2) Estimated solely for the purpose of calculating the registration fee.

                                --------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                     NOTE

     The prospectus contained in this Registration Statement is a combined prospectus as contemplated by Rule 429 under the Securities Act of 1933. That prospectus will be used in connection with the offer and sale of up to an aggregate of $250,000,000 in principal amount of the Registrant's debt securities registered pursuant to the Registrant's Registration Statement on Form S-3, Registration No. 33-53125, and the offer and sale of up to an aggregate of $750,000,000 in principal amount of the Registrant's debt securities being registered pursuant to this Registration Statement. Consequently, the prospectus contained in this Registration Statement reflects the fact that, in accordance with Rule 429 under the Securities Act of 1933, the Registrant will offer up to an aggregate of $1,000,000,000 in principal amount of the Registrant's debt securities by means of the prospectus contained in this Registration Statement.

                             SUBJECT TO COMPLETION
                            PRELIMINARY PROSPECTUS

                             DATED APRIL 30, 1998

                             WAL-MART STORES, INC.

                                DEBT SECURITIES

          Wal-Mart Stores, Inc. ("Wal-Mart" or the "Company") may from time to time offer its debt securities ("Debt Securities") up to an aggregate initial offering price not to exceed $1,000,000,000 (or the equivalent in foreign denominated currency or units based on or relating to currencies), in separate series, in amounts and at prices and on terms to be determined at the time of the sale. The Debt Securities may be denominated in U.S. dollars or in any other currency, currency units or composite currencies as may be designated by the Company.

          The designation, aggregate principal amount, maturity date, public offering price, interest rate or rates (which may be fixed or variable) or the method by which such rate or rates are determined and timing of payments of interest, if any, provision for redemption, sinking fund requirements, if any, any other variable terms and the method of distribution in connection with the offering of Debt Securities in respect of which this Prospectus is being delivered, will be set forth in a Prospectus Supplement relating thereto. The Prospectus Supplement will contain information, where applicable, relating to certain United States federal income taxes relating to, and any listing on a securities exchange of, the Debt Securities covered by such Prospectus Supplement.

          THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                            -----------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
         SECURITIES  AND EXCHANGE COMMISSION OR ANY STATE  SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                    THIS PROSPECTUS.  ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE

                            -----------------------

          The Company may sell Debt Securities to or through underwriters or groups of underwriters or dealers, and also may sell Debt Securities to one or more other purchasers, directly or through agents. See "Plan of Distribution." The Prospectus Supplement relating to each offering of Debt Securities will set forth the names of any underwriters, dealers or agents involved in the sale of any Debt Securities offered thereunder, the principal amounts to be purchased by those underwriters and any compensation to be paid to those underwriters, dealers or agents.

                            -----------------------

                The date of this Prospectus is ________, 1998.

                              [Red Herring Legend]

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF, THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION, QUALIFICATION OR FILING UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

          NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, DEALER OR AGENT. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                             AVAILABLE INFORMATION

          The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, information statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, information statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048; and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained at prescribed rates from the Public Reference Room of the Commission at its principal office in Washington, D.C. The Commission maintains a site on the World Wide Web that contains documents filed electronically with the Commission. The address of the Commission's web site is http://www.sec.gov, and the materials filed electronically by the Company may be inspected at such site. In addition, the materials filed by the Company at the New York Stock Exchange may be inspected at the Exchange's offices, 20 Broad Street, New York, New York 10005 and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.

          The Company has filed a Registration Statement on Form S-3 (together with all amendments and exhibits, referred to as the "Registration Statement") with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), concerning the Debt Securities. This Prospectus, which constitutes a part of the Registration Statement, omits certain of the information contained in the Registration Statement and the exhibits thereto. Statements contained in this Prospectus, or in any document incorporated by reference herein, as to the contents of any document are summaries of such documents and are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement or such other document, each such statement being hereby qualified in all respects by such reference. The Registration Statement, including the exhibits thereto, is on file at the offices of the Commission and may be inspected and copied as described above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed with the Commission (File No. 1-6991) pursuant to the Exchange Act are incorporated herein by reference: The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1998.

          All documents and reports filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering relating to this Prospectus will be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the dates of filing of such documents or reports. Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the Registration Statement or this Prospectus except as that statement is so modified or superseded.

          This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. Such documents (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference) are available, without charge, to any person to whom this Prospectus is delivered, upon written or oral request to: Allison D. Garrett, Assistant Secretary, Wal-Mart Stores, Inc., Corporate Offices, 702 S.W. Eighth Street, Bentonville, Arkansas 72716, telephone number (501) 273-4505.

                                  THE COMPANY

          The Company is the world's largest retailer as measured by total revenues. It is principally engaged in the operation of mass merchandising stores that serve its customers primarily through the operation of three segments. The Wal-Mart Stores segment includes the Company's discount stores and Supercenters in the United States. The Sam's Clubs segment includes the warehouse membership clubs in the United States. The international segment of the Company's business includes all of the Company's operations in Argentina, Brazil, Canada, China, Germany, Mexico and Puerto Rico. At January 31, 1998, the Company operated 1,921 discount stores, 441 Supercenters, and 443 Sam's Clubs in the United States, and it had operations in all 50 states. At that date, the Company also operated nine units in Argentina, eight units in Brazil, 144 units in Canada, three units in China, 21 units in Germany, 402 units in Mexico and 14 units in Puerto Rico. The units operated by the Company's international segment represent a variety of retail formats. The Company maintains its principal offices at 702 S.W. Eighth Street, Bentonville, Arkansas 72716. Its telephone number there is (501) 273-4000.

                      RATIO OF EARNINGS TO FIXED CHARGES

          The following table sets forth the ratio of the Company's earnings to fixed charges for the periods indicated:

                            YEAR ENDED JANUARY 31,
--------------------------------------------------------------------------------
    1994             1995             1996            1997             1998
--------------  --------------   --------------  --------------   --------------
     5.16X          4.62X            4.15X            4.59X             5.33X

          For the purpose of computing the ratios of earnings to fixed charges, "earnings" consists of earnings before income taxes and fixed charges (excluding capitalized interest). "Fixed charges" consists of interest, capitalized interest and the portion of rentals for real and personal property deemed representative of the interest factor. The ratios of earnings to fixed charges and preferred stock dividends are not disclosed as the Company has no shares of preferred stock outstanding.

                                USE OF PROCEEDS

          Except as otherwise provided in an applicable Prospectus Supplement, the net proceeds from the sale of the Debt Securities will be used (i) to repay short-term borrowings incurred for the acquisition of land and the construction of stores and other facilities, and (ii) to meet other general working capital requirements. Pending such application, such net proceeds may be invested in short-term marketable securities. Specific information about the use of proceeds from the sale of Debt Securities will be set forth in the applicable Prospectus Supplement. The Company may from time to time incur additional indebtedness other than through the offering of Debt Securities pursuant to this Prospectus.

                      DESCRIPTION OF THE DEBT SECURITIES

          The Debt Securities are to be issued under an Indenture, dated as of April 1 1991, as supplemented by a Supplemental Indenture dated as of September 9, 1992 (together, the "Indenture"), between the Company and The First National Bank of Chicago, as Trustee (the "Trustee"). A copy of such Indenture is filed as an exhibit to the Registration Statement. The following statements relating to the Debt Securities and the Indenture are summaries of provisions contained therein and do not purport to be complete. The provisions of the Indenture referred to in the following summaries, whether to Articles or Sections or defined terms, are incorporated herein by reference and the summaries are qualified in their entirety thereby. Capitalized terms not otherwise defined herein shall have the respective meanings given to them in the Indenture. Section numbers set forth below refer to provisions of the Indenture.

          The following sets forth certain general terms and provisions of the Debt Securities offered hereby. The particular terms of the Debt Securities offered by any Prospectus Supplement will be described in such Prospectus Supplement relating to the Debt Securities offered thereby.

GENERAL

          The Debt Securities will be unsecured obligations of the Company and will rank on a parity with all other unsecured and unsubordinated debt of the Company.

          The Indenture does not limit the amount of Debt Securities that may be issued thereunder and provides that Debt Securities may be issued thereunder from time to time in one or more series. The Prospectus Supplement will describe the following terms of each series of Debt Securities: (1) the title of the Debt Securities; (2) the aggregate principal amount of the Debt Securities; (3) the date or dates on which the Debt Securities will mature; (4) the percentage of the principal amount at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or the method by which any such portion will be determined; (5) the rate or rates (which may be fixed or variable) per annum at which the Debt Securities will bear interest, if any, and the date or dates from which such interest, if any, will accrue and the dates on which such interest, if any, on the Debt Securities will be payable and the record dates with respect to such interest payment dates; (6) the place or places where the principal of and premium, if any, and interest on the Debt Securities will be payable; (7) the period or periods within which, the price or prices at which and the terms and conditions upon which the Debt Securities may be redeemed, in whole or in part, at the option of the Company; (8) the obligation, if any, of the Company to redeem or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation; (9) if other than denominations of $1,000 and any integral multiple thereof, the denominations (which may include other currencies or units based on, or relating to, currencies) in which the Debt Securities will be issuable; (10) the currency of payment of principal of and premium, if any, and interest on, the Debt Securities; (11) any index, formula or other method (which index, formula or method may, without limitation, be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices) used to determine the amount of payment of principal of, premium, if any, and interest on, the Debt Securities and the manner in which such amounts shall be determined; (12) if other than the principal amount thereof, the portion of the principal amount of the Debt Securities which will be payable upon the declaration of acceleration of the maturity thereof; (13) whether the Company or a holder may elect payment of the principal of, premium, if any, or interest on, such Debt Securities in a currency, currencies, currency unit or units or composite currency other than that in which such Debt Securities are stated to be payable, and the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the coin or currency, currencies, currency unit or units or composite currency in which such Debt Securities are denominated or stated to be payable and the coin or currency, currencies, currency unit or units or composite currency in which Debt Securities are to be payable; (14) whether such Debt Securities will be issued in certificated or book-entry form;
(15) the applicability, if any, of the defeasance provisions described herein, or any modification thereof; and (16) any other specific terms of such Debt Securities.

          If any series of Debt Securities are sold for, or are payable in, or denominated in, one or more foreign currencies, currency units or composite currencies, applicable restrictions, elections, tax consequences, specific terms and other information with respect to such series of Debt Securities and such currencies, currencies units or composite currencies shall be set forth in the Prospectus Supplement relating thereto.

          The Debt Securities may be issued as Original Issue Discount Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be offered and sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities will be described in the Prospectus Supplement relating thereto.

CERTAIN COVENANTS OF THE COMPANY

          The covenants contained in the Indenture and any series of Debt Securities would not necessarily afford holders of the Debt Securities protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders.

          Restrictions on Liens. The Indenture provides that the Company will not, and will not permit any subsidiary to issue, assume or guarantee any debt for money borrowed (herein referred to as "Debt") if such Debt is secured by any mortgage, deed of trust, security interest, pledge, lien or other encumbrance (herein referred to as a "mortgage") upon any Operating Property (as defined) of the Company or of any subsidiary or any shares of stock or indebtedness of any subsidiary, whether owned at the date of the Indenture or thereafter acquired, without effectively securing the Debt Securities equally and ratably with such Debt. The foregoing restriction does not apply to (i) mortgages on any property acquired, constructed or improved by the Company or any subsidiary after January 31, 1991, which are created or assumed within 60 months after such acquisition, or completion of such construction or improvement (or within six months thereafter pursuant to a firm commitment for financing arrangement entered into within such 60-month period) to secure or provide for the payment of the purchase price or cost thereof, or mortgages existing on any property at the time of its acquisition; (ii) mortgages existing on any property acquired from a corporation merged with or into the Company or a subsidiary; (iii) mortgages on property of any corporation existing at the time it becomes a subsidiary; (iv) mortgages to secure Debt of a subsidiary to the Company or to another subsidiary; (v) mortgages in favor of governmental bodies to secure partial progress, advance or other payments pursuant to any contract or statute or to secure indebtedness incurred to finance the purchase price or cost of constructing or improving the property subject to such mortgages; or (vi) mortgages for extending, renewing or replacing Debt secured by any mortgage referred to in the foregoing clauses (i) to (v), inclusive, or in this clause
(vi) or any mortgages existing on January 31, 1991. Such restriction does not apply to the issuance, assumption or guarantee by the Company or any subsidiary of Debt secured by a mortgage which would otherwise be subject to the foregoing restrictions up to an aggregate amount which, together with all other secured Debt of the Company and its subsidiaries (not including secured Debt permitted under the foregoing exceptions) and the Value (as defined) of Sale and Lease-back Transactions (as defined) existing at such time (other than Sale and Lease-back Transactions the proceeds of which have been applied to the retirement of certain long-term indebtedness or to the purchase of other Operating Property, and other than Sale and Lease-back Transactions in which the property involved would have been permitted to be mortgaged under clause (i) above), does not exceed the greater of 10% of Consolidated Net Tangible Assets (as defined) or 15% of Consolidated Capitalization (as defined) (Section 3.03).

          Restrictions on Sale and Lease-back Transactions. Sale and Lease-back Transactions by the Company or any subsidiary of any Operating Property are prohibited (except for temporary leases for a term, including renewals, of not more than 48 months and except for leases between the Company and a subsidiary or between subsidiaries) unless the net proceeds of such Sale and Lease-back Transaction are at least equal to the sum of all costs incurred by the Company in connection with the acquisition of, and construction of any improvement on, the Operating Property to be leased and either (a) the Company or such subsidiary would be entitled to incur Debt secured by a mortgage on the property to be leased without securing the Debt Securities pursuant to clause (i) under "Restrictions on Liens" or (b) the Value thereof would be an amount permitted under the last sentence under "Restrictions on Liens" or (c) the Company applies an amount equal to the sum of all costs incurred by the Company in connection with the acquisition of, and the construction of any improvements on, such property (i) to the payment or other retirement of certain long-term indebtedness of the Company or a subsidiary or (ii) to the purchase of Operating Property (other than that involved in such Sale and Lease-back Transaction) (Section 3.04).

          Definitions (Section 1.01). The term "Consolidated Capitalization" is defined to mean the total of all the assets appearing on the Consolidated Balance Sheets of the Company and its subsidiaries, less the following: (1) current liabilities; and (2) deferred income taxes.

          The term "Consolidated Net Tangible Assets" is defined to mean the total of all the assets appearing on the Consolidated Balance Sheets of the Company and its subsidiaries less the following: (1) current liabilities; (2) reserves for depreciation and other asset valuation reserves; (3) intangible assets such as goodwill, trademarks, trade names, patents, and unamortized debt discount and expense; and (4) appropriate adjustments on account of minority interests of other persons holding stock in any majority-owned subsidiary of the Company.

          The term "Operating Property" is defined to mean any manufacturing or processing plant, office facility, retail store, wholesale club, Supercenter, hypermart, warehouse, distribution center or equipment located within the United States of America or its territories or possessions and owned and operated now or hereafter by the Company or any subsidiary and having a book value on the date as of which the determination is being made of more than .60% of Consolidated Net Tangible Assets; provided, however, that separate items of equipment with an aggregate book value in excess of $200,000,000 that are secured pursuant to the same financing transaction shall constitute one "Operating Property."

          The term "Sale and Lease-back Transaction" shall mean any arrangement with any person providing for the leasing to the Company or any subsidiary of any Operating Property (except for temporary leases for a term, including any renewal thereof, of not more than 48 months and except for leases between the Company and a subsidiary or between subsidiaries), which Operating Property has been or is to be sold or transferred by the Company or such subsidiary to such person.

          The term "Value" is defined to mean, with respect to a Sale and Lease-back Transaction, as of any particular time, the amount equal to the greater of
(1) the net proceeds from the sale or transfer of the property leased pursuant to such Sale and Lease-back Transaction or (2) the sum of all costs of the Company incurred in connection with the acquisition of such property and the construction of any improvements thereon, as determined in good faith by the Company at the time of entering into such Sale and Lease-back Transaction, in either case multiplied by a fraction, the numerator of which shall be equal to the number of full years of the term of the lease remaining at the time of determination and the denominator of which shall be equal to the number of full years of such term, without regard to any renewal or extension options contained in the lease.

EVENTS OF DEFAULT, NOTICE AND WAIVER

          An Event of Default with respect to any series of Debt Securities is defined in the Indenture as a default in payment of principal or premium, if any, at maturity; a default for 30 days in payment of any interest; a failure by the Company for 60 days after notice to perform any other of the covenants or agreements in the Indenture; a default in the payment of any indebtedness of the Company or acceleration of any such indebtedness under the terms of the instrument under which such indebtedness is issued, if such default in payment is not cured or such acceleration is not annulled within 10 days after written notice; certain events in bankruptcy, insolvency or reorganization of the Company; or any other Event of Default provided with respect to any series of Debt Securities (Section 5.01).

          The Indenture provides that if an Event of Default shall have occurred and be continuing with respect to any series of Debt Securities and be continuing, either the Trustee or the holders of 25% in principal amount then outstanding of the Debt Securities of that series may declare the principal of all the Debt Securities to be due and payable immediately, but upon certain conditions such declaration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal or interest on the Debt Securities) may be waived by the holders of a majority in principal amount then outstanding of the Debt Securities of that series (Sections 5.01 and 5.06).

          The Indenture requires the Company to file annually with the Trustee a certificate either stating the absence of any default or specifying any default that exists (Section 3.09). The Indenture provides that the Trustee shall, within 90 days after the occurrence of a default with respect to the Debt Securities of any series, give to the holders of the Debt Securities of that series notice of all uncured defaults known to it; provided that, except in the case of default in the payment of principal and premium, if any, or interest on any of the Debt Securities of such series, the Trustee shall be protected in withholding such notice if the Trustee in good faith determines that the withholding of such notice is in the interest of the holders of the Debt Securities of such series. The term "default" for the purpose of this provision only shall mean the occurrence of any of the Events of Default specified above excluding any grace periods (Section 5.07).

          The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during a default to act with the required standard of care, to be indemnified by the holders of the Debt Securities of any series before proceeding to exercise any right or power under the Indenture at the request of such holders (Section 6.02). The Indenture provides that the holders of a majority in principal amount of each series of outstanding Debt Securities may direct, with regard to such series, the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that the Trustee may decline to act if such direction is contrary to law or if the Trustee determines in good faith that the proceeding so directed would be illegal or would involve it in personal liability (Section 5.06).

MODIFICATION OF THE INDENTURE

          The Company and the Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of each series of the Debt Securities at the time outstanding affected thereby, may execute supplemental indentures amending, changing or eliminating the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of such Debt Securities; provided that no such supplemental indenture shall (i) extend the fixed maturity of any Debt Securities or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Debt Securities so affected or (ii) reduce the aforesaid percentage of Debt Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all the affected Debt Securities then outstanding (Section 9.02). Under certain circumstances, the holders of a majority in aggregate principal amount of each series of Debt Securities may waive all defaults and rescind and annul a declaration that such series of Debt Securities have become due and payable and the consequences of such a declaration (Section 5.01).

DEFEASANCE OF OFFERED DEBT SECURITIES IN CERTAIN CIRCUMSTANCES

          The Indenture provides that the Board of Directors of the Company may provide by resolution that the Company will be discharged from any and all obligations in respect of the Debt Securities of any series upon the deposit with the Trustee, in trust, of money and/or obligations of, or obligations the principal and interest on which are fully guaranteed by, the United States of America, which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal and interest on the Debt Securities of such series on the stated maturity of such payments in accordance with the terms of the Indenture and such Debt Securities. Such discharge may only occur if the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders of the Debt Securities of such series (Section 11.05).

GLOBAL SECURITIES

          The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities (the "Global Securities") that will be deposited with, or on behalf of, a depositary identified in the applicable Prospectus Supplement relating to such series. The Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specified terms of the depositary arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement relating to such series.

CONCERNING THE TRUSTEE

          The First National Bank of Chicago, a national banking association with its principal offices in Chicago, Illinois, is the Trustee under the Indenture and will also serve as Paying Agent and Registrar. The Trustee also serves as trustee under an indenture dated as of December 1, 1986 covering secured bonds issued in the aggregate principal amount of $137,082,000 by the owner-trustees of approximately 24 Sam's Clubs store properties which are leased to the Company. The Company has issued notes in the aggregate principal amount of $1,000,000,000 under the Indenture as originally executed and, as of the date of this Prospectus, $4,750,000,000 under the Indenture as supplemented. First Chicago Leasing Corporation, an affiliate of the Trustee, established a business trust which purchased 15 Wal-Mart discount department stores for $53,661,785 and leased the stores back to the Company for an initial term of 20 years in a transaction which was consummated on December 22, 1992. It is probable that the Company will also maintain banking relationships in the ordinary course of business with the Trustee.

                       CERTAIN INCOME TAX CONSIDERATIONS

          The applicable Prospectus Supplement will describe the principal United States federal income tax considerations applicable to a United States Investor of acquiring, owning and disposing of Debt Securities, including any such considerations relating to (a) principal (and premium, if any) and interest payable with respect to the Debt Securities, in a currency other than the United States dollar, (b) the issuance of Debt Securities with "original issue discount" (as defined for United States federal income tax purposes), if applicable, and (c) the inclusion of any special terms in Debt Securities that may have a material effect for United States federal income tax purposes.

                             PLAN OF DISTRIBUTION

GENERAL

          The Company may sell the Debt Securities being offered hereby: (i) directly to purchasers; (ii) through agents; (iii) through dealers; (iv) through underwriters; or (v) through a combination of any such methods of sale.

          The distribution of the Debt Securities may be effected from time to time in one or more transactions either: (i) at a fixed price or prices which may be changed; (ii) at market prices prevailing at the time of sale; (iii) at prices related to such prevailing market prices; or (iv) at negotiated prices.

          Offers to purchase Debt Securities may be solicited directly by the Company. Offers to purchase Debt Securities may also be solicited by agents designated by the Company from time to time. Any such agent, who may be deemed to be an "underwriter" as that term is defined in the Debt Securities Act, involved in the offer or sale of the Debt Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement.

          If a dealer is utilized in the sale of the Debt Securities in respect of which this Prospectus is delivered, the Company will sell such Debt Securities to the dealer, as principal. The dealer, who may be deemed to be an "underwriter" as that term is defined in the Debt Securities Act may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale.

          If an underwriter or underwriters are utilized in the sales, the Company will execute an underwriting agreement with such underwriters at the time of sale of them and the name of the underwriters will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Debt Securities in respect of which this Prospectus is delivered to the public.

          Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with the Company, to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act.

DELAYED DELIVERY ARRANGEMENTS

          If so indicated in the Prospectus Supplement, the Company will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase Debt Securities pursuant to contracts providing for payment and delivery on a future date or dates. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligations of any purchaser under any such contract will not be subject to any conditions that (a) the purchase of the Debt Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject and (b) if the Debt Securities are also being sold to underwriters, the Company shall have sold to such underwriters the Debt Securities not sold for delayed delivery. The underwriters, dealers and such other persons will not have any responsibility in respect to the validity or performance of such contracts.

                                 LEGAL MATTERS

          The legality of the Debt Securities offered hereby will be passed upon for the Company by Hughes & Luce, L.L.P.

                                    EXPERTS

          The consolidated financial statements of Wal-Mart Stores, Inc. and subsidiaries incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated by reference herein. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated by reference herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Commission) given upon the authority of such firm as experts in accounting and auditing.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

          This Prospectus includes and incorporates by reference certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be included under "The Company" and "Use of Proceeds" among other places, and in certain portions of the Company's reports, proxy statements, information statements and other information incorporated herein by reference. Such forward-looking statements may include statements that address activities, events or developments that the Company expects or anticipates will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), expansion and other development trends of industry segments in which the Company is active, business strategy, expansion and growth of the Company's business and operations and other such matters. Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions within the bounds of its knowledge of its business, a number of factors could cause actual results to differ materially from those expressed in any forward-looking statements, whether oral or written, made by or on behalf of the Company. Many of these factors have previously been identified in filings or statements made by or on behalf of the Company.

          All phases of the Company's operations are subject to influence outside its control. Any one, or a combination, of these factors could materially affect the results of the Company's operations. These factors include competitive pressures, inflation, consumer debt levels, currency exchange fluctuations, trade restrictions, changes in tariff and freight rates, interest rate fluctuations and other capital market conditions. Forward-looking statements made by or on behalf of the Company are based on a knowledge of its business and the environment in which it operates, but because of the factors listed above, actual results may differ from those in the forward-looking statements. Consequently, all of the forward-looking statements made are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business or operations. Prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company assumes no obligation to update any such forward-looking statements.

                               TABLE OF CONTENTS


                                                              Page
Available Information.......................................    1
Incorporation of Certain Documents by Reference.............    2
The Company.................................................    3
Ratio of Earnings to Fixed Charges..........................    4
Use of Proceeds.............................................    4
Description of the Debt Securities..........................    4
Certain Income Tax Considerations...........................    8
Plan of Distribution........................................    8
Legal Matters...............................................    9
Experts.....................................................    9
Special Note Regarding Forward-Looking Statements...........   10

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      Securities and Exchange Commission registration fee       $258,620.69
*     Printing and engraving                                       5,000.00
*     Legal fees and charges                                      10,000.00
*     Trustees' fees and expenses                                  5,000.00
*     Accounting services                                          4,800.00
*     Miscellaneous                                             $  5,000.00
                                                                -----------
                                                                $288,420.69

---------------
* Estimated.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Registrant's By-Laws provide that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she was a director or officer of the Registrant (or was serving at the request of the Registrant as a director, officer, employee or agent for another entity) will be indemnified and held harmless by the Registrant, to the full extent authorized by the Delaware General Corporation Law.

        Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

        The Registrant's Certificate of Incorporation provides that to the fullest extent permitted by Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Delaware General Corporation Law permits Delaware corporations to include in their certificates of incorporation a provision eliminating or limiting director liability for monetary damages arising from breaches of their fiduciary duty. The only limitations imposed under the statute are that the provision may not eliminate or limit a director's liability (i) for breaches of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or known violations of law, (iii) for the payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) for transactions in which the director received an improper personal benefit.

        The Registrant is insured against liabilities which it may incur by reason of its indemnification of officers and directors in accordance with its By-Laws. In addition, directors and officers are insured, at the Registrant's expense, against certain liabilities which might arise out of their employment and are not subject to indemnification under the By-Laws.

        The foregoing summaries are necessarily subject to the complete text of the statute, Certificate of Incorporation, By-Laws and agreements referred to above and are qualified in their entirety by reference thereto.

ITEM 16.  EXHIBITS.

   EXHIBIT
   NUMBER                     DESCRIPTION OF DOCUMENT
   --------                   -----------------------

      4(a)     Indenture dated as of April 1, 1991 between the Company and The
               First National Bank of Chicago (incorporated herein by reference to Exhibit 4(a) to Registration Statement on Form S-3 (File
               Number 33-51344)).

      4(b)     First Supplemental Indenture dated September 9, 1992 to the
               Indenture dated as of April 2, 1991, between the Company and The
               First National Bank of Chicago (incorporated herein by reference to Exhibit 4(b) to Registration Statement on Form S-3 (File
               Number 33-61858)).

      5 Opinion of Hughes & Luce, L.L.P. with respect to the legality of the securities being registered*

     12        Statement regarding computation of ratios

    23.1       Consent of Ernst & Young LLP

    23.2       Consent of Hughes & Luce, L.L.P. (included in Exhibit 5)*

     24        Power of Attorney, included in signature pages hereto

     25        Statement of Eligibility of Trustee on Form T-1*

----------------
* To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with any underwritten offering of a Security.

ITEM 17.  UNDERTAKINGS.

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar amount of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
      Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel in the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints S. Robson Walton, David D. Glass and John
B. Menzer, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and additional Registration Statements relating to the same offering, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bentonville, State of Arkansas, on April 30, 1998.


DATE:    April 30, 1998                     WAL-MART STORES, INC.

                                            By: /s/ DAVID D. GLASS
                                               ----------------------------
                                               David D. Glass
                                               President and Chief
                                               Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                                               /s/ S. ROBSON WALTON
DATE:    April 30, 1998                        ----------------------------
                                               S. Robson Walton
                                               Chairman of the Board

                                               /s/ DAVID D. GLASS
DATE:    April 30, 1998                        ----------------------------
                                               David D. Glass
                                               President and Chief Executive
                                               Officer

                                               /s/ DONALD G. SODERQUIST
DATE:    April 30, 1998                        ----------------------------
                                               Donald G. Soderquist
                                               Vice Chairman, Chief
                                               Operating Officer
                                               and Director

                                               /s/ PAUL R. CARTER
DATE:    April 30, 1998                        ----------------------------
                                               Paul R. Carter
                                               Executive Vice President and
                                               President - Wal-Mart Realty
                                               Company and Director

                                               /s/ JOHN B. MENZER
DATE:    April 30, 1998                        ----------------------------
                                               John B. Menzer
                                               Executive Vice President and
                                               Chief Financial Officer
                                               (Principal Financial Officer)

                                               /s/ JAMES A. WALKER, JR.
DATE:    April 30, 1998                        ----------------------------
                                               James A. Walker, Jr.
                                               Senior Vice President and
                                               Controller
                                               (Principal Financial Officer)

                                               /s/ JERONIMO ARANGO ARIAS
DATE:    April 30, 1998                        ----------------------------
                                               Jeronimo Arango Arias
                                               Director

                                               /s/ JOHN A. COOPER, JR.
DATE:    April 30, 1998                        ----------------------------
                                               John A. Cooper, Jr.
                                               Director

                                               /s/ STEPHEN FRIEDMAN
DATE:    April 30, 1998                        ----------------------------
                                               Stephen Friedman
                                               Director

                                               /s/ STANLEY C. GAULT
DATE:    April 30, 1998                        ----------------------------
                                               Stanley C. Gault
                                               Director

                                               /s/ FREDERICK S. HUMPHRIES
DATE:    April 30, 1998                        ----------------------------
                                               Frederick S. Humphries
                                               Director

                                               /s/ E. STANLEY KROENKE
DATE:    April 30, 1998                        ----------------------------
                                               E. Stanley Kroenke
                                               Director

                                               /s/ ELIZABETH A. SANDERS
DATE:    April 30, 1998                        ----------------------------
                                               Elizabeth A. Sanders
                                               Director

                                               /s/ JACK C. SHEWMAKER
DATE:    April 30, 1998                        ----------------------------
                                               Jack C. Shewmaker
                                               Director

                                               /s/ PAULA STERN
DATE:    April 30, 1998                        ----------------------------
                                               Paula Stern
                                               Director


DATE:    April 30, 1998                        ----------------------------
                                               John T. Walton
                                               Director